UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) July 21, 1998
                                                          -------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






      Massachusetts               1-5075                 04-2052042
      -------------               ------                 ----------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)



    45 William Street, Wellesley, Massachusetts              02481
    -------------------------------------------              -----
    (Address of principal executive offices)               (Zip Code)





                              (781) 237-5100
                              --------------
           (Registrant's telephone number, including area code)

Item 5.  Other Events

On July 21, 1998, the Company issued a press release reporting on its financial results for the second quarter of 1998 (see attached press release).


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


Date: July 23, 1998
      -------------

                                  EXHIBIT INDEX

Exhibit Number                              Exhibit Description
--------------                              -------------------

(99)                                        Press Release dated July 21, 1998

FOR IMMEDIATE RELEASE
---------------------
21 July 1998



                    EG&G REPORTS INCREASED EARNINGS PER SHARE
                           FOR THE SECOND QUARTER 1998

Wellesley,  Massachusetts......EG&G,  Inc. today announced  second-quarter  1998 income, excluding gains and nonrecurring charges, of $12.9 million, or $0.28 basic earnings per share, compared to earnings from continuing operations, before a non-cash charge, of $10.1 million, or $0.22 per share, for the comparable period in 1997, a 27% increase. During the second quarter, EG&G had nonrecurring charges totaling $33.5 million and a pretax gain of $58.3 million on the sale of a divested operation. Including the gain and nonrecurring charges, EG&G reported second-quarter 1998 income from operations of $45.8 million, or $0.69 basic earnings per share, compared to a loss of $10.2 million, or $0.29 per share, for the second quarter of 1997. On a base operations basis*, second-quarter 1998 earnings from continuing operations was $21.0 million, compared to $12.5 million in 1997, a 68% increase. Second-quarter 1998 sales on a base operations basis were $356.3 million, compared to $324.1 million in the same period in 1997, a 10% increase.

Chairman and CEO John M. Kucharski stated, "Our second-quarter performance underscores the continuing progress we have effected across each of our business segments. We believe that the businesses remain well positioned in their respective markets, and we expect to deliver consistent earnings growth in future quarters."

Gregory L. Summe, President and COO added, "We are pleased with our team's progress in accelerating earnings and revenue growth. The businesses are showing their ability to increase cost productivity, reengineer our processes, and fix any operational misfires. The organization is responding well to increased performance expectations. We expect our progress to further accelerate through the second half of the year."

Financial Highlights:
---------------------

(in millions)                                  2Q 1998  2Q 1997  6 mos. 1998  6 mos. 1997
                                               -------  -------  -----------  -----------

Sales .....................................     $356.3   $368.7       $712.2       $715.7
Operating income (loss) from continuing
operations including gains and
nonrecurring charges ......................      $45.8   $(10.2)      $100.7         $6.3

(in millions)                                  2Q 1998  2Q 1997  6 mos. 1998  6 mos. 1997
                                               -------  -------  -----------  -----------
Base operations*
Sales .....................................     $356.3   $324.1       $712.2       $649.9
Operating income from continuing
operations ................................      $21.0    $12.5        $39.8        $24.7

                                     -more-
* Base Operations - - Results exclude gains from dispositions, nonrecurring charges and the results of divested operations from prior periods. See pages 4, 5, and 6 of this release for actual results.

EG&G REPORTS INCREASED EARNINGS PER SHARE
21 July 1998
Page 2 of 6

Second-Quarter Financial Highlights Presented on a Base Operations Basis:
-------------------------------------------------------------------------
      The Instruments segment sales increased 14% compared with the same period last year. Base operating income was $7.5 million, an increase of 37%. The performance improvements reflect the strength in the Life Sciences business and were due to higher sales and improved product mix. The remainder of the businesses in the segment continue on track.

      The Mechanical Components segment reported an increase in sales and operating income, compared to 1997 second-quarter levels. The sales increase of 37% to $44 million was due, in part, to the acquisition of Belfab in April of this year. Income from operations increased 135% to $5 million, attributable to cost productivity and mix in the continuing businesses.

      Optoelectronics sales grew 5% to $68.9 million primarily in custom optoelectronic components. Income from operations grew to $6.3 million. Income benefited from the higher sales level and continued operating improvements at Heimann Components. IC Sensors improved to break-even during the second quarter of 1998, compared with a loss in the second quarter last year.

      The Technical Services segment posted a sales increase of 5% to $163.9 million compared with 1997 levels. This performance represents additional contract work and is particularly strong since this does not include sales from a communications system contract included in 1997. In the second quarter, operating income increased 16% to $11.4 million, compared to $9.8 million in 1997.

      Corporate expenses increased to $9.2 million from $6.3 million in the same period last year. This increase was primarily due to management transition costs and increased incentive costs.

Gains and Nonrecurring Charges:
-------------------------------
      A $58.3 million pretax gain or $0.93 per share was recorded in the second quarter, from the sale of EG&G's Sealol Industrial Seals division. This quarter had nonrecurring charges of $33.5 million consisting of: a $23.1 million pretax restructuring charge, reflecting planned actions to integrate the five strategic business units and consolidate certain production facilities; a $7.4 million asset impairment charge related to the Technical Services business; and a contribution to the EG&G Foundation (a charitable trust) of $3 million, which is classified as a selling, general and administrative expense. The six-month period contained pretax gains on sales of divisions of $125.8 million and nonrecurring charges of $64.9 million.

                                               2Q 1998 EPS  2Q 1997 EPS  6 mos. 1998 EPS  6 mos. 1997 EPS
                                               -----------  -----------  ---------------  ---------------
Before gains and nonrecurring charges .......       $ 0.28       $ 0.22           $ 0.53           $ 0.43
Gains and nonrecurring charges (net) ........         0.41        (0.51)            0.92            (0.51)
                                                    ------       ------           ------           ------
Including gains and nonrecurring charges ....       $ 0.69       $(0.29)          $ 1.45           $(0.08)
                                                    ======       ======           ======           ======

Recent events included:
-----------------------
      April 1: EG&G completed its purchase of the Belfab Division of John Crane, Inc. for $45 million. Belfab complements EG&G's existing seal technology for the semiconductor market and positions EG&G as a major supplier to the semiconductor manufacturing industry.

      April 6:   Retired  Air  Force General  Hansford T. (H.T.) Johnson elected
     President of its Technical Services business segment and a Vice President of the Corporation.

      May 7: The U.S. Navy awarded the EG&G Services division a $113 million contract to provide technical, engineering and management support services for electronics projects managed by the Naval Surface Warfare Center, Crane, Indiana.

                                     -more-

EG&G REPORTS INCREASED EARNINGS PER SHARE
21 July 1998
Page 3 of 6

      May 26: Robert A. Barrett and Rabbe Klemets elected Vice Presidents of the Corporation. Barrett is President of EG&G's Engineered Products strategic business unit. Klemets is President of EG&G's Life Sciences strategic business unit.

      June 10: EG&G Services was awarded a five-year, $39 million contract from the U.S. Naval Surface Warfare Center to provide technical, engineering and management services to support development of a Trident Submarine missile fire control system. Under a contract valued at about $15 million including options, EG&G Langley will support launch operations at Vandenberg Air Force Base, California, the west-coast space launch site for the Delta, Titan and Atlas Programs.

      June 15:   Richard F. Walsh  elected Senior Vice President responsible for
     Human Resources worldwide.

Forward-Looking Information
         All statements contained herein that refer to a time after June 28, 1998, including the words will, will be, estimated to be, could be, expect, believe, will continue, expected to, and plan, or statements referring to goals, the future or future actions, continuing actions, trends, strategies, initiatives, challenges or opportunities, or which otherwise are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including the factors set forth below.

Factors Affecting Future Performance
         In the Instruments, Mechanical Components and Optoelectronics industry segments, future performance will be highly dependent on the technological success, market acceptance, competitive position of our businesses, product performance and ability to reach cost targets of new and continuing program initiatives. Improved operational efficiency will be required to offset increasing price pressure in many of the Company's product offerings. Other factors that may impact future earnings performance include the ability to replace sales and earnings lost through divestitures, potential issues related to economic and financial difficulties arising in Asia, unanticipated issues associated with the Year 2000 dating problem, and difficulty in attracting and retaining key personnel in certain areas. The future results of the Optoelectronics segment are also dependent on management's ability to maintain IC Sensors at break-even, the successful introduction of new products, improvement in manufacturing yields and implementation of cost reductions, including the successful transfer of assembly activities to lower-cost geographic locations.
         In the Technical Services segment, the Company operates in a highly competitive procurement environment in the automotive testing and government services businesses. The income generated by many of our government contracts is dependent on meeting certain performance criteria. In accordance with government regulations, all of the Company's government contracts are subject to termination for the convenience of the government. NASA and the Air Force have decided to consolidate and recompete the base operations contracts at the Kennedy Space Center, Cape Canaveral Air Station and certain functions at Patrick Air Force Base in an effort to eliminate duplication and reduce costs. It is anticipated that any resultant contract would be effective October 1, 1998. The Company is participating in the recompetition for the new contract.
         Movements in foreign exchange rates could affect operating results. Effective tax rates in the future could be affected by changes in the geographical distribution of income, utilization of non-U.S. net operating loss carry-forwards, repatriation costs, resolution of outstanding tax audit issues and changes in the portfolio of businesses.

EG&G, INC. IS A GLOBAL TECHNOLOGY COMPANY THAT PROVIDES COMPLETE SYSTEMS, AS WELL AS PRODUCTS TO MEDICAL, AEROSPACE, SEMICONDUCTOR, PHOTOGRAPHIC AND OTHER INDUSTRIES. IT DELIVERS SKILLED SUPPORT SERVICES TO GOVERNMENT AND INDUSTRIAL CUSTOMERS. BASED IN WELLESLEY, MASSACHUSETTS, EG&G HAS ANNUAL SALES OF $1.5 BILLION AND MORE THAN 13,000 EMPLOYEES WORLDWIDE.


For further information contact:        Deborah S. Lorenz, EG&G, Inc.
                                        Tel. (781) 431-4306

                                     -more-

                                       CONSOLIDATED STATEMENT OF OPERATIONS
                                            EG&G, Inc. and Subsidiaries
                                                       Second Quarter Ended        Six Months Ended
                                                       --------------------        ----------------
                                                       JUN 28,      JUN 29,      JUN 28,       JUN 29
(In thousands except per share data)                      1998         1997         1998         1997
------------------------------------                      ----         ----         ----         ----
Sales ............................................    $356,282     $368,672     $712,218     $715,678

Cost of Sales ....................................     268,549      278,988      533,309      538,627
Research and Development Expenses ................      10,941       11,919       21,983       23,073
Selling, General and Administrative Expenses......      58,812       59,799      120,127      119,457

Restructuring Charges ............................      23,100           --       54,500           --

Asset Impairment Charge ..........................       7,400       28,200        7,400       28,200

Gains on Dispositions ............................     (58,344)          --     (125,822)          --
                                                      --------     --------     --------     --------

Operating Income (Loss) From
    Continuing Operations ........................      45,824      (10,234)     100,721        6,321

Other Income (Expense), Net ......................        (878)      (2,618)      (2,080)      (4,676)
                                                      --------     --------     --------     --------

Income (Loss) From Continuing
    Operations Before Income Taxes ...............      44,946      (12,852)      98,641        1,645

Provision for Income Taxes .......................      13,332          538       32,544        5,467
                                                      --------     --------     --------     --------

Income (Loss) From Continuing Operations .........      31,614      (13,390)      66,097       (3,822)

Income From Discontinued Operations,
     Net of Income Taxes .........................          --        1,545           --        2,003
                                                      --------     --------     --------     --------


Net Income (Loss) ................................    $ 31,614     $(11,845)    $ 66,097      $(1,819)
                                                      ========     ========     ========      =======

Basic Earnings (Loss) Per Share:
Continuing Operations ............................       $ .69        $(.29)       $1.45        $(.08)
Discontinued Operations ..........................          --          .03           --          .04
                                                         -----        -----        -----        -----
Net Income (Loss) ................................       $ .69        $(.26)       $1.45        $(.04)
                                                         =====        =====        =====        =====

Diluted Earnings (Loss) Per Share:
Continuing Operations ............................       $ .68        $(.29)       $1.43        $(.08)
Discontinued Operations ..........................          --          .03           --          .04
                                                         -----        -----        -----        -----
Net Income (Loss) ................................       $ .68        $(.26)       $1.43        $(.04)
                                                         =====        =====        =====        =====
Weighted Average Shares of
    Common Stock Outstanding:
       Basic .....................................      45,682       45,888       45,472       46,054
       Diluted ...................................      46,446       46,007       46,110       46,217

                                            OTHER FINANCIAL INFORMATION
                                            EG&G, Inc. and Subsidiaries
                                                         Six Months Ended
                                                         ----------------
                                                       JUN 28,      JUN 29,
(In thousands                                             1998         1997
-------------                                             ----         ----

Purchases of Common Stock:
    Number of shares .............................         447          832
    Cost of shares ...............................    $ 11,446     $ 17,440

Cash and Cash Equivalents.........................    $177,573     $ 63,548
Total Debt .......................................    $114,877     $184,905

All figures shown are subject to year-end audit.                          Page 4

              SALES AND OPERATING INCOME FROM CONTINUING OPERATIONS
                               BY INDUSTRY SEGMENT
                           EG&G, Inc. and Subsidiaries
                                                                                Second Quarter 1997
                                                       Second Quarter Ended     -------------------
                                                       --------------------       Results
                                                       JUN 28,       JUN 29,  of Divested         Base
(In thousands)                                            1998          1997   Operations   Operations(a)
--------------                                            ----          ----   ----------   ----------

Instruments
Sales ............................................    $ 79,454      $ 72,350     $ (2,387)    $ 69,963
Operating Income Before Nonrecurring Items........       7,545         5,780         (282)       5,498
                                                           9.5%          8.0%        11.8%         7.9%
Restructuring Charges ............................      (5,394)           --
1997 Gains, Net of Integration Costs .............          --            --
Operating Income .................................       2,151         5,780

Mechanical Components
Sales ............................................    $ 43,960      $ 74,298     $(42,175)    $ 32,123
Operating Income Before Nonrecurring Items........       4,959         7,248       (5,139)       2,109
                                                          11.3%          9.8%        12.2%         6.6%
Restructuring Charges ............................      (1,370)           --
Gains on Dispositions ............................      58,344            --
Operating Income .................................      61,933         7,248

Optoelectronics
Sales ............................................    $ 68,939      $ 65,767
Operating Income Before Nonrecurring Items........       6,275         1,408
                                                           9.1%          2.1%
Restructuring Charges ............................     (11,716)           --
Asset Impairment Charge ..........................          --       (26,700)
Operating Income  (Loss) .........................      (5,441)      (25,292)

Technical Services
Sales ............................................    $163,929      $156,257
Operating Income Before Nonrecurring Items........      11,412         9,834
                                                           7.0%          6.3%
Restructuring Charges ............................      (3,713)           --
Asset Impairment Charge ..........................      (7,400)       (1,500)
Operating Income .................................         299         8,334

General Corporate Expenses
Before Nonrecurring Items ........................    $ (9,211)     $ (6,304)
Charitable Contribution ..........................      (3,000)           --
Restructuring Charges ............................        (907)           --
General Corporate Expenses .......................     (13,118)       (6,304)

Continuing Operations
Sales ............................................    $356,282      $368,672     $(44,562)    $324,110
Operating Income Before Nonrecurring Items........      20,980        17,966       (5,421)      12,545
                                                           5.9%          4.9%        12.2%         3.9%
Charitable Contribution ..........................      (3,000)           --
Restructuring Charges ............................     (23,100)           --
Gains on Dispositions ............................      58,344            --
Asset Impairment Charge ..........................      (7,400)      (28,200)
1997 Gains, Net of Integration Costs .............          --            --
Operating Income (Loss) ..........................      45,824       (10,234)

(a) Excludes gains and results of operations divested in 1997 and 1998.

All figures shown are subject to year-end audit.                          Page 5

                               SALES AND OPERATING INCOME FROM CONTINUING OPERATIONS
                                                BY INDUSTRY SEGMENT
                                            EG&G, Inc. and Subsidiaries
                                                                                  Six Months 1997
                                                        Six Months Ended          ---------------
                                                        ----------------          Results
                                                      JUN 28,      JUN 29,    of Divested        Base
(In thousands)                                           1998         1997     Operations  Operations
--------------                                           ----         ----     ----------  ----------
Instruments
Sales ............................................   $156,336     $144,024       $ (5,285)   $138,739
Operating Income Before Nonrecurring Items........     13,367       10,891           (691)     10,200
                                                          8.6%         7.6%          13.1%        7.4%
Restructuring Charges ............................    (12,494)          --
1997 Gains, Net of Integration Costs .............         --        1,024
Operating Income .................................        873       11,915

Mechanical Components
Sales ............................................   $103,815     $146,032       $(60,486)   $ 85,546
Operating Income Before Nonrecurring Items........     11,429       14,863         (8,148)      6,715
                                                         11.0%        10.2%          13.5%        7.8%
Restructuring Charges ............................     (9,870)          --
Gains on Dispositions ............................    125,822           --
Operating Income .................................    127,381       14,863

Optoelectronics
Sales ............................................   $132,604     $124,872
Operating Income Before Nonrecurring Items........      8,582        1,699
                                                          6.5%         1.4%
Restructuring Charges ............................    (20,316)          --
Asset Impairment Charge ..........................         --      (26,700)
Operating Income  (Loss) .........................    (11,734)     (25,001)

Technical Services
Sales ............................................   $319,463     $300,750
Operating Income Before Nonrecurring Items........     23,576       18,155
                                                          7.4%         6.0%
Restructuring Charges ............................     (7,913)          --
Asset Impairment Charge ..........................     (7,400)      (1,500)
Operating Income .................................      8,263       16,655

General Corporate Expenses
Before Nonrecurring Items ........................   $(17,155)    $(12,111)
Charitable Contribution ..........................     (3,000)          --
Restructuring Charges ............................     (3,907)          --
General Corporate Expenses .......................    (24,062)     (12,111)

Continuing Operations
Sales ............................................   $712,218     $715,678       $(65,771)   $649,907
Operating Income Before Nonrecurring Items........     39,799       33,497         (8,839)     24,658
                                                          5.6%         4.7%          13.4%        3.8%
Charitable Contribution ..........................     (3,000)         --
Restructuring Charges ............................    (54,500)         --
Gains on Dispositions ............................    125,822          --
Asset Impairment Charge ..........................     (7,400)     (28,200)
1997 Gains, Net of Integration Costs .............         --        1,024
Operating Income .................................    100,721        6,321

All figures shown are subject to year-end audit.                         Page 6